                                                                                                            May 16, 2013

Contact:                Douglas J. Glenn
President and Chief Executive Officer
(757) 217-1000

HAMPTON ROADS BANKSHARES APPOINTS CHARLES JOHNSTON CHAIRMAN OF BOARD OF DIRECTORS

Henry P. Custis, Jr. Appointed Chairman Emeritus

Virginia Beach, Virginia, May 16, 2013:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that Charles M. Johnston, age 57, has been appointed Chairman of the Company’s Board of Directors.  He succeeds Henry P. Custis, Jr., who will remain a member of the Board and will serve as Chairman Emeritus.

Custis said, “With the Company having overcome significant challenges over the past five years and having returned to profitability, I believe this is the appropriate time for me to pass the baton to a new Chairman.  While there is still work to do, I have great confidence in Chuck and in the management team and believe the Company has a bright future.”

Johnston said, “I was excited about joining the Board of Hampton Roads Bankshares last year because I believed the Company had a great franchise, a strong management team and a comprehensive plan to return to profitability and ultimately, growth.  Since then, the Company has made steady and significant progress and I am committed to working with the management team to sustain and build on that progress going forward.”

Douglas J. Glenn, President and Chief Executive Officer of the Company and Chief Executive Officer of BHR, said, “On behalf of the Company and its shareholders, I want to commend Henry for his unwavering commitment and sound judgment over the past several years.  We are very pleased that the Company will continue to benefit from his guidance going forward in his role as Chairman Emeritus.”  Glenn added, “With a highly successful career in finance and banking, Chuck brings a wealth of experience and perspective to the role of Chairman and we look forward to continuing to work with him to develop the full potential of the Company’s franchise.”

Johnston joined the Company’s Board of Directors in September, 2012.  He served as Chief Financial Officer of Eastern Bank Corporation, an $8 billion bank holding company headquartered in Boston, from 2003 until his retirement in March, 2012.  He was Chief Financial Officer of Commonwealth Bancorp, a $2 billion bank holding company headquartered in Philadelphia, from 1996 until its sale to Citizens Financial Group in 2003.  From 1994 to 1996, he was Chief Financial Officer of TFC Enterprises, an auto finance company headquartered in Norfolk, Virginia. Previously, he served in Treasury, Financial Planning and Investor Relations roles at Mellon Bank Corporation and Treasury, Accounting and Internal Audit roles at United States Steel Corporation.

Johnston, a native of Pittsburgh, earned a BS in Commerce at the University of Virginia and an MBA from Duquesne University.  He and his wife Jan reside in Williamsburg, Virginia.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including prospective statements about growth plans and profitability.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, Quarterly Report on Form 10-Q for the quarter ended March 31, 2013,  and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company headquartered in Virginia Beach, Virginia.  The Company’s primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (collectively, the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses.  Currently, The Bank of Hampton Roads operates 33 banking offices in Virginia and North Carolina doing business as Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and two loan production offices in West Ocean City, Maryland and Rehoboth Beach, Delaware. Through various affiliates, the Banks also offer mortgage banking services and investment products.  Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.”  Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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